Security Information
Security Purchased
Comparison Security
Comparison Security
CUSIP
3133XVEM9
3137EACG2
31398AYM8
Issuer
FEDERAL HOME LOAN BANK
FREDDIE MAC
FANNIE MAE
Underwriters
Bank of America, Credit Suisse, Deutsche Bank, Barclays, BNP
Paribas, Citigroup, FTN Financial, Goldman Sachs, HSBC, JP
Morgan, RBC, RBS
Bank of America, Barclays, JP Morgan
Bank of America, Barclays, JP Morgan Securities
Years of continuous
operation, including
predecessors
> 3 years
> 3 years
> 3 years
Security
FHLB 1 5/8 11/21/12
FHLMC 1 3/8 01/09/13
FNMA 1 3/4 08/10/12
Is the affiliate a manager or
co-manager of offering?
Co-Manager
N/A
N/A
Name of underwriter or dealer
from which purchased
Bank of America
N/A
N/A
Firm commitment
underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
10/14/2009
12/1/2009
7/9/2009
Total amount of offering sold
to QIBs
3,500,000,000
4,000,000,000
5,000,000,000
Total amount of any
concurrent public offering
0
0
0
Total
3,500,000,000
4,000,000,000
5,000,000,000
Public offering price
99.784
99.903
99.926
Price paid if other than public
offering price
N/A
N/A
N/A
Underwriting spread or
commission
0.08%
0.08%
0.08%
Rating
Aaa / AAA
Aaa / AAAe
Aaa / AAA
Current yield
1.63%
1.39%
1.74%
Benchmark vs Spread (basis
points)
24.5
31
124
Fund Specific Information
Total Par Value Purchased
$ Amount of Purchase
% of Offering Purchased by the
Fund
Security Performance^
Fund Performance^
Measurement Date*
DWS Funds
DWS GNMA Fund
16,000,000.00
15,965,440.00$
0.46%
-0.51%
0.19%
12/31/2009
DWS Short Duration Plus Fund
12,000,000.00
11,974,080.00$
0.34%
-0.51%
1.07%
12/31/2009
DWS Strategic Government
Securities Fund
12,000,000.00
11,974,080.00$
0.34%
-0.51%
0.19%
12/31/2009
Total
40,000,000.00
39,913,600.00$
1.14%
^The Security and Fund Performance is calculated based on information provided by State Street Bank.
*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.


Security Information
Security Purchased
Comparison Security
Comparison Security
CUSIP
36185JAA7
61757UAH3
06050BAG6
Issuer
GMAC INC
MORGAN STANLEY
BANK OF AMERICA CORP
Underwriters
Citigroup, Deutsche Bank, Morgan Stanley, RBS
Bank of New York Mellon, BB&T, Cabrera Capital Markets,
CastleOak, FTN Financial, HSBC, Keybanc Capital Markets, Loop
Capital Markets
Bank of America
Years of continuous
operation, including
predecessors
> 3 years
> 3 years
> 3 years
Security
GMAC 1 3/4 10/30/12
MS 1.95 06/20/12
BAC 2.1 04/30/12
Is the affiliate a manager or
co-manager of offering?
Co-Manager
N/A
N/A
Name of underwriter or dealer
from which purchased
Citibank
N/A
N/A
Firm commitment
underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
10/28/2009
1/14/2009
1/27/2009
Total amount of offering sold
to QIBs
2,900,000,000
3,000,000,000
6,000,000,000
Total amount of any
concurrent public offering
0
0
0
Total
2,900,000,000
3,000,000,000
6,000,000,000
Public offering price
99.991
99.958
99.970
Price paid if other than public
offering price
N/A
N/A
N/A
Underwriting spread or
commission
0.30%
0.30%
0.30%
Rating
Aaa / AAA
Aaa / AAA
Aaa / AAA
Current yield
1.75%
1.93%
2.06%
Benchmark vs Spread (basis
points)
31.6
97.6
97.2
Fund Specific Information
Total Par Value Purchased
$ Amount of Purchase
% of Offering Purchased by the
Fund
Security Performance^
Fund Performance^
Measurement Date*
DWS Funds
DWS GNMA Fund
6,200,000
6,199,442.00$
0.21%
-0.64%
-0.09%
12/31/2009
DWS Short Duration Fund
400,000
399,964.00$
0.01%
-0.64%
-0.09%
12/31/2009
DWS Short Duration Plus Fund
6,000,000
5,999,460.00$
0.21%
0.32%
0.61%
11/16/2009
DWS Strategic Government
Securities Fund
6,200,000
6,199,442.00$
0.21%
0.32%
0.53%
11/16/2009
Total
18,800,000
18,798,308.00$
0.65%
^The Security and Fund Performance is
calculated based on information provided by State Street Bank.
*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.